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                                                                    EXHIBIT 10.7

                        TEST SITE FACILITATION AGREEMENT

         This Agreement is made this 14th day of April 2000, by and between IDMEDICAL.com of 4333 N. 30th Street, Boulder, Colorado ("IDM") and Dover Family Physicians, P.A., 1342 S. Governors Avenue, Dover, Delaware ("Physicians").

                                    RECITALS

         A. IDM provides an internet service of maintaining patient supplied medical history information that can be accessed by treating physicians authorized by a patient.

         B. IDM assures confidentiality of the patient data base.

         C. IDM needs access to a patient base for testing its services.

         D. Physicians are willing to advise their patients of this service, distribute brochures and Patient Entry Worksheets, and return the Patient Entry Worksheets (as filled out by their patients without oversight review or confirmation of the data and information by Physicians) to IDM for an administrative fee.

         Therefore, the parties agree as follows:

         1. Term. This agreement shall be for a term of five (5) years from the date hereof provided, however, that Physicians may terminate this agreement with or without cause on sixty (60) days written notice to IDM. Any administrative fees due Physicians for acts prior to termination will be paid by IDM not withstanding termination.

         2. IDM Duties. IDM will:

            (a) provide Physicians with blank Patient Entry Worksheets and brochures for delivery to Physicians' patients (Current copies (subject to revision from time to time) of the Patient Entry Worksheet and IDM brochure are attached as Exhibits A and B respectively):

            (b) maintain internet accessible medical histories for the patients participating in the IDM program substantially in accordance with the program information annexed hereto as Exhibit B, it being understood that the program may be revised and updated from time to time;


                                       INITIALS: IDM         PHYSICIAN
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            (c) make clear to all patients that Physicians are merely
distributing Patient Entry Worksheets and returning such forms, that Physicians are not assuming any responsibility for the accuracy of the information, and that Physicians are paid an administrative fee for their participation in the program;

            (d) IDM will provide access to patient information in a secure system from anywhere that is internet accessible.

         3. Physicians' Duties. Physicians will:

            (a) hand out IDM supplied brochures and blank Patient Entry Worksheets to their patients; and collect the Patient Entry Worksheets after the patients fill them out.

            (b) routinely make available for collection by IDM the patient-filled-out Patient Entry Worksheets in accordance with IDM's reasonable instructions.

         4. Administrative Fee. IDM will pay Physicians an administrative fee for handing out, collecting, and transmitting Patient Entry Worksheets as follows:

            (a) for each patient that registers with IDM and maintains the account for more than sixty (60) days on an individual basis. Physicians will be reimbursed Ten Dollars ($10.00). IDM will charge the patient Fifteen Dollars ($15.00);

            (b) for each patient that registers with IDM and maintains the account for more than sixty (60) days on a family basis Physicians will be reimbursed Fifteen Dollars ($15.00). IDM will charge the patient Twenty-Five Dollars ($25.00);

            (c) whenever a patient renews an account for a subsequent annual membership, Physicians will be reimbursed Five Dollars ($5.00). IDM's renewal fee charged to the patient will be Ten Dollars ($10.00);

            (d) whenever a patient renews an account for a subsequent annual membership on a family basis, Physicians will be reimbursed Fifteen Dollars ($15.00);

            (e) the parties hereto believe that state laws are not implicated because (a) Physicians by participating in this program are not providing medical or medical related services and (b) they are being paid an administrative fee, to reimburse their costs of participation.

                                       INITIALS: IDM         PHYSICIAN
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         5. Notices. Any notices to be delivered as provided under this agreement shall be as follows:

                  TO:      IDM
                           4333 North 30th Street
                           Boulder, CO  80301

                  TO:      Physicians
                           Dover Family Physicians, P.A.
                           1342 S. Governors Avenue
                           Dover, DE  19904

         6. Governing Law. This agreement shall be construed and interpreted under the laws of the State of Delaware.

         7. Binding Effect. This agreement shall be binding upon the parties hereto and their successors and assigns.


                                       INITIALS: IDM         PHYSICIAN
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         IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year aforesaid.

                                     IDMEDICAL.com


                                     BY /s/ Richard J. Schaller Sr.
                                        ---------------------------------------
                                        Richard J. Schaller Sr., Ph.D.

                                     DOVER FAMILY PHYSICIANS, P.A.

                                     BY /s/ Jerome L. Abrams
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                                        Jerome L. Abrams MD



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